Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

February 7, 2023

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Bed Bath & Beyond Inc., a New York corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of preferred stock, par value $0.01 per share, and warrants to purchase securities of the Company, in one or more offerings from time to time on a delayed or continuous basis.

Pursuant to the Registration Statement, the Company has proposed to issue and sell 23,685 shares of Series A Convertible Preferred Stock (the “Preferred Stock”), with shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in accordance with the terms of the Preferred Stock (the “Conversion Shares”), 272,856,240 warrants to purchase shares of Common Stock (the “Common Stock Warrants”) and 84,216 warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants,” and together with the Common Stock Warrants, the “Warrants,” and together with the Preferred Stock, the “Securities”). The Securities are proposed to be sold pursuant to that certain Underwriting Agreement, dated as of February 7, 2023 (the “Underwriting Agreement”), by and between the Company and B. Riley Securities, Inc. as the underwriter.

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) the Certificate of Amendment establishing the Preferred Stock as submitted with the New York Department of State on February 6, 2023, (iii) minutes and records of the corporate proceedings of the Company with respect to the Underwriting Agreement, the Registration Statement, the registration of the Securities, including the proceedings of the Board of Directors of the Company, (iv) the Registration Statement and the exhibits thereto,

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Bed Bath & Beyond Inc.

February 7, 2023

(v) the base prospectus, dated August 31, 2022, filed with the Registration Statement relating to the offering of the Securities, as amended by Post-Effective Amendment No. 1 filed on November 9, 2022 and as further amended by Post-Effective Amendment No. 2 filed on February 6, 2023, (vi) the preliminary prospectus supplement, dated February 6, 2023, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Securities (the “Prospectus Supplement”) and (vii) the Underwriting Agreement.

This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion. For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. The Preferred Stock, when issued, delivered and paid for (i) in accordance with the terms of the Underwriting Agreement, (ii) the Registration Statement and Prospectus Supplement and (iii) in accordance with the resolutions adopted by the Company, will be duly authorized, validly issued, fully paid and non-assessable.

2. When the Conversion Shares are issued, delivered and paid for (i) in accordance with the terms of Preferred Stock and the terms of the Common Warrants, (ii) the Registration Statement and Prospectus Supplement and (iii) in accordance with the resolutions adopted by the Company, the Conversion Shares, when issued, delivered and paid for in accordance with the terms of the Preferred Stock, will be duly authorized, validly issued, fully paid and non-assessable.

3. When the Preferred Stock is issued, delivered and paid for (i) in accordance with the terms of the Preferred Stock Warrants, (ii) the Registration Statement and Prospectus Supplement and (iii) in accordance with the resolutions adopted by the Company, such Preferred Stock, when issued, delivered and paid for in accordance with the terms of the Preferred Stock Warrants, will be duly authorized, validly issued, fully paid and non-assessable.

4. The Warrants, when issued, delivered and paid for (i) in accordance with the terms of the Underwriting Agreement, (ii) the Registration Statement and Prospectus Supplement, (iii) in accordance with the resolutions adopted by the Company and (iv) the agreements governing the Warrants, such Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting

Bed Bath & Beyond Inc.

February 7, 2023

creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Securities, of the Company may cause the Common Warrants to be exercisable for, or the Preferred Stock Convertible for, more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the exercise price (as defined in the agreement governing the Common Stock Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

We have assumed that the Conversion Shares and the Preferred Stock issuable upon the exercise of the Preferred Stock Warrants are issued pursuant to the terms of the Preferred Stock, Common Stock Warrants and Preferred Stock Warrants (collectively the “Derivative Instruments”) immediately after the issuance of such Derivative Instruments and assuming the issuance of such Derivative Instruments at the time of the original issuance of Preferred Stock on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting the part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the federal securities laws of the United States and the internal laws of the State of New York, in each case as currently in effect, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein.

Bed Bath & Beyond Inc.

February 7, 2023

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon or otherwise referred to by any other person for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP